EXHIBIT 4.5

                               CUSTODIAL AGREEMENT


        This CUSTODIAL AGREEMENT, dated as of July 12, 1996, (the "Custodial Agreement") is entered into by and among BOATMEN'S TRUST COMPANY, as custodian (the "Custodian") and THE ROBINSON-HUMPHREY COMPANY, INC. ("Robinson-Humphrey") on behalf of those entities set forth on Exhibit 1 hereto (the "Purchasers").

        WHEREAS, each of the Purchasers have entered into a Purchase Agreement with AmVestors Financial Corporation (the "Company") as of even date herewith (the "Purchase Agreement");

        WHEREAS, each of the Purchasers have previously received a copy of this Custodial Agreement substantially in the form hereof;

        WHEREAS, each of the Purchasers has stated its desire in the Purchase Agreement to have the benefit of this Custodial Agreement, whereby Boatmen's Trust Company will accept delivery of, and to hold as specified herein the Debentures (as defined below) purchased by such Purchaser;

        WHEREAS, pursuant to the Purchase Agreement, each of the Purchasers, among other things, (i) purchased that certain principal amount of 3% Convertible Subordinated Debentures of the Company as set forth on Exhibit 1 hereto, (ii) agreed to the terms and conditions of this Custodial Agreement; and
(iii) irrevocably authorized Robinson-Humphrey, as its attorney-in-fact, to execute this Custodial Agreement on such Purchaser's behalf; and

        WHEREAS, Boatmen's Trust Company also acts as (i) transfer agent ("Transfer Agent") with respect to the Debentures and Company common stock and
(ii) Trustee ("Trustee") under that certain Indenture, dated as of even date herewith with respect to the Debentures;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Custodial Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Appointment of Custodian.

               Robinson-Humphrey, on behalf of each of the Purchasers, hereby constitutes and appoints Boatmen's, as the Custodian for the Deposited Certificates (as defined below).

2. Delivery to Custodian; Custodial Arrangements.

        (a) Pursuant to the terms of the Purchase Agreement, each of Purchasers has instructed the Company to cause the certificates representing the principal amount of Debentures shown opposite of such Purchaser's name on Exhibit 1 attached hereto (the "Deposited Certificates") to be delivered directly to the Custodian at the closing ("Closing") of the purchase and sale of the Debentures. Such Deposited Certificates shall be registered in the name of the Purchaser or its nominee ("Nominee") as specified as the "Registered Name" on Exhibit 1 hereto.

        (b) Upon receipt of such Deposited Certificates, the Custodian shall issue a nontransferable deposit receipt (the "Deposit Receipt") substantially in the form attached hereto as Exhibit 4, to each Purchaser who has deposited such certificates representing the Debentures to the address specified as "Address for Deposit Receipt Delivery" on Exhibit 1 attached hereto;

        (c) The Custodian shall hold the such Deposited Certificates and any related stock powers, if any, in safekeeping. The Custodian is hereby authorized to accept instructions as specified below with respect to the Deposited Certificates from the Purchaser, the Nominee or any Responsible Officer of the Purchaser or the Nominee for such Purchaser's Deposited Certificates. "Responsible Officer" shall include the Chairman of the Board, the President, and any Vice President or Trust Officer or person of similar capacity of the Purchaser or its Nominee, together with any officer or official of Purchaser or its Nominee designated as a Responsible Officer of Purchaser or its Nominee, as applicable, by a writing delivered to the Custodian executed by the Chairman of the Board, the President or any Vice President or Trust Officer of Purchaser or its Nominee, as applicable.

        (d) As soon as practicable following the receipt of notice from the Company that a registration statement covering the Debentures and the Underlying Common Stock has been declared effective by the United States Securities and Exchange Commission, the Custodian shall deliver to each of the Purchasers or its Nominee all of Deposited Certificates registered in such Purchaser's name to the address specified as "Address for Final Certificate Delivery" on Exhibit 1 attached hereto, in which case the delivered certificate would bear the following legend.

        FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

        (e) At any time prior to the expiration of the forty (40) day period following the date of Closing, any of the Purchasers may request that the Custodian deliver such Purchaser's Deposited Certificates to (x) such Purchaser or its Nominee, (y) the Trustee or (z) the Transfer Agent for further transfer, by providing (i) a written request in the form of Exhibit 2 executed by a Responsible Officer and (ii) the Deposit Receipt, in which case the delivered certificate would bear the following legend. The information set forth in
Exhibit 2 is separate from any information that the Transfer Agent may require to transfer the Debenture Certificates in the Debenture Register of the Transfer Agent, or the Trustee may require to effect a Conversion or Redemption. If the Purchaser or Nominee is a corporation, then a corporate resolution authorizing the Responsible Officer to sign on behalf of such corporation shall be attached to Exhibit 2.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

UNTIL 40 DAYS AFTER THE TERMINATION OF THE OFFERING OF THIS SECURITY (THE "RESTRICTED PERIOD"), THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, AND MAY NOT BE SOLD TO A "U.S. PERSON" OR INTO THE UNITED STATES.

FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

        (f) At any time following the expiration of the forty (40) day period following the date of Closing and prior to the delivery of the Deposited Certificates to the Purchasers as provided in Section 2(d) above, any of the Purchasers may request that the Custodian deliver such Purchaser's Deposited Certificates to (x) such Purchaser or its Nominee, (y) the Trustee or (z) the Transfer Agent for further transfer, by providing (i) a written request in the form of Exhibit 3 executed by a Responsible Officer and (ii) the Deposit Receipt, in which case the delivered certificate would bear the following legend. The information set forth in Exhibit 3 is separate from any information that the Transfer Agent may require to transfer the Debenture certificates in the Debenture Register of the Transfer Agent, or the Trustee may require to effect a Conversion or Redemption. If the Purchaser or Nominee is a corporation, then a corporate resolution authorizing the Responsible Officer to sign on behalf of such corporation shall be attached to Exhibit 3.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

3. Ownership of Securities.

        Each of the Purchasers or its Nominee, as applicable, shall have the full and unqualified right and power to exercise any rights to vote, or give consents, or to take any other action in respect of, the Debentures owned by it that are held by the Custodian, and the Custodian shall have no duty to exercise any such rights, or give consents or take any such action. Purchaser or its Nominee shall have the sole right to receive and retain any dividends or distributions with respect to the Debentures and the Underlying Common Stock. The Custodian shall have no duty to notify Purchaser or its Nominee regarding the foregoing.

4. Performance of Duties; Indemnification.

        (a) The Custodian undertakes to perform only such duties as are expressly set forth herein. Each Purchaser agrees that the Custodian shall not be responsible for obtaining any securities that are not delivered to it; that the Custodian shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any instruments deposited with it, or the form of execution thereof or the identity, authority or rights of any person executing or depositing them; that the Custodian is under no obligation to ascertain the terms and conditions of any such instruments or to comply in any respect with the terms thereof other than expressly provided herein; and that the Custodian shall not be liable for any loss which may occur by reason of forgeries, false representations, or the exercise of discretion by the Custodian in any particular manner, or for any other reason, except in connection with the Custodian's gross negligence or willful misconduct.

        (b) In the absence of gross negligence or willful misconduct on the part of the Custodian, the Custodian may act upon any instrument or other writings believed by the Custodian to be genuine and to be signed or presented or caused to be signed by the proper person. Each Purchaser hereby agrees to hold the Custodian free and harmless from and against any and all losses, costs, expenses, damages, judgments or liabilities of any kind or nature (including counsel fees and the costs of investigating or defending any action instituted against them) which the Custodian may incur or sustain as a result of any action taken by the Custodian in good faith hereunder, except in connection with the Custodian's gross negligence or willful misconduct.

        (c) The Custodian shall receive a fee, payable by the Company, in the amount of $1,000 for the first year following the date of this Custodial Agreement and one-twelfth (1/12th) of such amount for each month thereafter, as full compensation for the services to be provided by it hereunder.

        (d) The Custodian shall not be required to take any action hereunder which, in the opinion of its counsel, would be contrary to law or would involve it in personal liability.

5. Resignation of Custodian.

        The Custodian may resign as Custodian at any time at which time the Custodian shall deliver all of the Deposited Certificates in the manner specified in Section 2(d) whether or not the Registration Statement is in effect.

6. Hold Harmless of Robinson-Humphrey.

        Each of Purchasers has agreed in the Purchase Agreement and the Custodian agrees hereby that (i) Robinson-Humphrey's sole action or responsibility in connection with this Custodial Agreement is to execute this Custodial Agreement on behalf of the Purchasers and to transcribe and assimilate certain information set forth in Exhibit 1 hereto and that Robinson- Humphrey has no further or additional obligations with respect to the matters contemplated herein and (ii) each such Purchaser and the Custodian shall hold harmless Robinson-Humphrey for any losses, liabilities or costs in connection with any matter contemplated herein and that Robinson-Humphrey shall not be in any manner liable or responsible for any matter contemplated herein, provided that nothing contained herein shall obligate the Custodian to indemnify or reimburse Robinson-Humphrey for any losses or liabilities that Robinson-Humphrey may incur as a result of Robinson-Humphrey's actions hereunder.

7. Amendments.

        No amendment, interpretation or waiver of any of the provisions of this Custodial Agreement shall be effective unless made in writing and signed by the parties to this Custodial Agreement.

8. Headings.

        The headings of the sections, subsections and subparagraphs of this Custodial Agreement are used for convenience only and shall not affect the meaning or interpretation of the contents of this Custodial Agreement.

9. Enforcement.

        The failure to enforce or to require the performance at any time of any of the provisions of this Custodial Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Custodial Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Custodial Agreement.

10. Governing Law.

        This Custodial Agreement and the relationships of the parties in connection with the subject matter of this Custodial Agreement shall be governed by and determined in accordance with the laws of the State of Missouri in the United States of America.

11. Miscellaneous.

        All notices and communications required or permitted hereunder shall be in writing and shall be deemed to be duly given, if delivered in person or mailed first class or certified registered mail, postage prepaid, addressed as follows:

                      If to The Company:

                      AmVestors Financial Corporation
                      415 S.W. Eighth Avenue
                      P.O. Box 2039
                      Topeka, Kansas 66601

                      Telecopier No: (913) 232-5827
                      Attention: Mark V. Heitz

                      with a copy to:

                      Bryan Cave LLP
                      One Metropolitan Square
                      211 N. Broadway, Suite 3600
                      St. Louis, Missouri 63102

                      Telecopier No: (314) 259-2020
                      Attention: J. Mark Klamer

                      If to the Custodian:

                      Boatmen's Trust Company
                      510 Locust Street
                      St. Louis, Missouri  63101

                      Telecopier No: (314) 466-2469
                      Attention:  Corporate Trust Department

                      If to the Purchasers:

                      To each of them at the respective addresses specified under "Notices Address" on Exhibit 1 hereto,

or at such other address as any of the above may have furnished to the other parties in writing.

        IN WITNESS WHEREOF, the Custodian and Robinson-Humphrey, on behalf of the Purchasers, have executed this Agreement effective as of the date first above written.

                                    BOATMEN'S TRUST COMPANY,
                                    as Custodian

                                    By:
                                       -----------------------------------------
                                       Name: Jerry Rector
                                       Title: Vice President

                                    THE ROBINSON-HUMPHREY COMPANY, INC.,
                                    on behalf of the Purchasers set
                                    forth on Exhibit 1 hereto

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT 1
                             TO CUSTODIAL AGREEMENT

                   Principal Amount of           Certificate                   Address for Deposit  Address for Final     Notice
Name of Purchaser  Debentures Placed in Custody  Number       Registered Name  Receipt Delivery     Certificate Delivery  Address
- -----------------  ----------------------------  -----------  ---------------  -------------------  --------------------  ----------

                                    EXHIBIT 2

             Delivery Request Letter During 40-day Restricted Period

Boatmen's Trust Company
510 Locust Street
St. Louis, Missouri  63101

Attention:  Corporate Trust Department

        The undersigned hereby requests that the Deposited Certificate registered in the name of the Registered Holder listed below held by you as Custodian be released to the person specified below. The undersigned hereby acknowledges that it understands that the certificate to be released pursuant to this request will bear the legend set forth below and in Section 2(e) of the Custodial Agreement between Boatmen's Trust Company and The Robinson-Humphrey Company, Inc. on behalf of the Purchasers. Also enclosed is the Deposit Receipt received from the Custodian with respect to the Deposited Certificate. Purchaser understands that the information in this letter is separate from any information that the Transfer Agent may require to transfer the Debenture certificates or the Trustee may require to effect a Conversion or Redemption. Also, if the Purchaser or the Registered Holder is a corporation, then also attached is a corporate resolution granting such person the authority to sign on behalf of such corporation.


        Name of Purchaser:
                                        ----------------------------------------
        Name of Registered Holder
        of Deposited Certificate:
                                        ----------------------------------------
        Principal Amount of Debentures:
                                        ----------------------------------------
        Deposit Receipt Number:
                                        ----------------------------------------

        Please Deliver the Deposited Certificate to:


Check
One                            Name                           Address

               (i)     The Purchaser
- ------------                                          --------------------------
                                                      --------------------------
                                                      --------------------------

               (ii)    Registered Holder
- ------------                                          --------------------------
                                                      --------------------------
                                                      --------------------------

               (iii)   Boatmen's Trust Company,       Boatmen's Trust Company
- ------------           as Trustee                     510 Locust Street
                                                      St. Louis, Missouri  63101
                                                      Attention:

               (iv)    Boatmen's Trust Company,       Boatmen's Trust Company
- ------------           as Transfer Agent              510 Locust Street
                                                      St. Louis, Missouri  63101
                                                      Attention:

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

                                    Very truly yours,

Dated:                              PURCHASER OR REGISTERED HOLDER
      -----------------------

                                    Signature of Responsible
                                    Officer:
                                            ------------------------------------

                                    Name of Responsible Officer
                                    signing on behalf of Purchaser
                                    or Registered Holder
                                                        ------------------------

                                    Title of Responsible Officer:
                                                                 ---------------

Signature Guarantee by Major Bank

Name of Institution:
                    --------------------------
By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

                                    EXHIBIT 3

                  Delivery Request Following 40-Day Period and
                   Prior to Effective Registration Statement

Boatmen's Trust Company
510 Locust Street
St. Louis, Missouri  63101

Attention:  Corporate Trust Department

        The undersigned hereby requests that the Deposited Certificate registered in the name of the Registered Holder listed below held by you as Custodian be released to the person specified below. The undersigned hereby acknowledges that it understands that the certificate to be released pursuant to this request will bear the legend set forth below and in Section 2(f) of the Custody Agreement between Boatmen's Trust Company and The Robinson-Humphrey Company, Inc. on behalf of the Purchaser. Also enclosed in the Deposit Receipt received form the Custodian with respect to the Deposited Certificate. Purchaser understands that the information in this letter is separate from any information that the Transfer Agent may require to transfer the Debenture certificates or the Trustee may require to effect a Conversion or Redemption. Also, if the Purchaser or the Registered Holder is a corporation, then also attached is a corporate resolution granting such person the authority to sign on behalf of such corporation.


        Name of Purchaser:
                          ------------------------------------------------------
        Name of Registered Holder
        of Deposited Certificate:
                                 -----------------------------------------------
        Principal Amount of Debentures:
                                       -----------------------------------------
        Deposit Receipt Number:
                               -------------------------------------------------

        Please Deliver the Deposited Certificate to:

Check
One                            Name                           Address

               (i)     The Purchaser
- ------------                                          --------------------------
                                                      --------------------------
                                                      --------------------------

               (ii)    Registered Holder
- ------------                                          --------------------------
                                                      --------------------------
                                                      --------------------------

               (iii)   Boatmen's Trust Company,       Boatmen's Trust Company
- ------------           as Trustee                     510 Locust Street
                                                      St. Louis, Missouri  63101
                                                      Attention:

               (iv)    Boatmen's Trust Company,       Boatmen's Trust Company
- ------------           as Transfer Agent              510 Locust Street
                                                      St. Louis, Missouri  63101
                                                      Attention:



THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM AND IS OTHERWISE SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

UNTIL 40 DAYS AFTER THE TERMINATION OF THE OFFERING OF THIS SECURITY (THE "RESTRICTED PERIOD"), THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER AND MAY NOT BE SOLD TO A U.S. PERSON OR INTO THE UNITED STATES.

FOLLOWING THE REGISTRATION OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED) THE OFFER, SALE, PLEDGE OR TRANSFER OF THIS SECURITY AND THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.


                                    Very truly yours,

Dated:                              PURCHASER OR REGISTERED HOLDER
      --------------------------

                                    Signature of Responsible
                                    Officer:
                                            ------------------------------------

                                    Name of Responsible Officer
                                    signing on behalf of Purchaser
                                    or Registered Holder
                                                        ------------------------

                                    Title of Responsible Officer:
                                                                 ---------------

Signature Guarantee by Major Bank

Name of Institution:
                    -------------------------------
By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                    EXHIBIT 4

                             FORM OF DEPOSIT RECEIPT

                             BOATMEN'S TRUST COMPANY

No.__________
                                DEPOSIT RECEIPT

                 3% Convertible Subordinated Debentures due 2003

        This writing evidences the receipt by Boatmen's Trust Company ("Custodian") of the specific Debentures listed below which have been deposited with the Custodian to be held in custody and safekeeping by the Custodian as provided in that certain Custodial Agreement between the Custodian and the Robinson-Humphrey Company, Inc., on behalf of purchasers of the Debentures, dated July 12, 1996. This Deposit Receipt is nontransferable. For further information, please contact the Custodian at: Boatmen's Trust Company, 510 Locust Street, P.O. Box 14737, St. Louis, Missouri 63178-4737 (Telephone: (314) 466-1354).


        Principal Amount:             $
                                       -----------------------------------------
        Debenture Certificate No.
                                      ------------------------------------------
        Name of Registered Holder:
                                      ------------------------------------------
        Address of Registered Holder:
                                      ------------------------------------------

                                      BOATMEN'S TRUST COMPANY

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------